UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2011

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2011, GeoMet, Inc. (the “Company”) received a notification letter (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

The Notice has no effect on the listing of the Company’s common stock and preferred stock at this time and the Company’s common stock and preferred stock will continue to trade on the NASDAQ Global Market under the symbols “GMET” and “GMETP,” respectively.

The Notice also stated that the Company will be provided 180 calendar days, or until March 14, 2012, to regain compliance with the Minimum Bid Price Rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to that date.

If compliance with the Minimum Bid Price Rule cannot be demonstrated by March 14, 2012, NASDAQ will provide written notification to the Company that the Company’s common stock is subject to delisting. The Company may, however, be eligible for an additional grace period if it satisfies the initial listing standards (with the exception of the Minimum Bid Price Rule) for listing on the NASDAQ Capital Market, and submits a timely notification to NASDAQ to transfer the listing of its common stock to the NASDAQ Capital Market. The Company may also appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel.

On September 20, 2011, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 5—Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on Friday, May 6, 2011 at 10:00 a.m. central time in the San Jacinto Room at 2 Houston Center, located at 909 Fannin St., Level P2, Houston, Texas 77010. Holders of 39,858,832 shares of common stock (including 390,928 shares of restricted common stock) of the Company and 4,148,538 shares of Series A Convertible Redeemable Preferred Stock (“preferred stock”) at the close of business on March 8, 2011 were entitled to vote at the meeting. Each holder of preferred stock was entitled to one vote per share of common stock into which the holder’s preferred stock was convertible, and holders of common stock and preferred stock voted together as a single class on all matters presented at the annual meeting. As of the record date, shares of preferred stock were convertible into common stock at the rate of 7.692307692 common shares per share of preferred stock, eliminating fractional shares. Approximately 86.13% of the eligible voting shares were represented at the annual meeting in person or by proxy. The certified results of the matters voted upon at the meeting by the Company’s common and preferred stockholders, voting together as a single class, are as follows:

Proposal #1 — Elect the following nine nominees as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders:

Nominee	Votes For	Withheld	Abstentions	Broker Non-Votes
James C. Crain	59,939,456	1,897,069	0	0
Robert E. Creager	59,334,922	2,501,603	0	0
Stanley L. Graves	60,006,851	1,829,674	0	0
Charles D. Haynes	61,819,018	17,507	0	0
W. Howard Keenan	61,814,079	22,446	0	0
Philip G. Malone	61,213,563	622,962	0	0
Michael Y. McGovern	61,205,890	630,635	0	0
J. Darby Seré	61,813,118	23,407	0	0
Gary S. Weber	61,179,545	656,980	0	0

SECTION 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated September 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: October 3, 2011	By:	/S/ William C. Rankin
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated September 20, 2011.